Exhibit 99.1

Sphere 3D Regains Nasdaq Compliance

SAN DIEGO, Calif. - May 20, 2020 - Sphere 3D Corp. (NASDAQ: ANY), a company delivering containerization, virtualization, and data management solutions, announced today that on May 19, 2020 it received written notification from The Nasdaq Stock Market LLC  informing the company that it has regained compliance with Nasdaq Listing Rule 5550(a)(2) to maintain a minimum bid price of $1.00 per share and that this matter is now closed.

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) delivers containerization, virtualization, and data management solutions via hybrid cloud, cloud and on-premise implementations through its global reseller network and professional services organization. Sphere 3D has a portfolio of brands, including HVE ConneXions, UCX ConneXions, and SnapServer® dedicated to helping customers achieve their IT goals. For more information, visit www.sphere3d.com. Follow us on Twitter @Sphere3D and @HVEconneXions.

Investor Contact:

Kurt Kalbfleisch

+1-858-495-4211

Investor.relations@sphere3d.com